Generex Announces Stock Dividend

Company plans to issue a 20:1 common stock dividend

Record & Payment Dates to be Announced

MIRAMAR, FL, October 10, 2018 / (Business Wire) / -- Generex Biotechnology Corporation (www.generex.com) (OTCQB:GNBT) (http://www.otcmarkets.com/stock/GNBT/quote) today announced its plan to issue a stock dividend. The Company’s Board of Directors has approved the issuance of 20 shares of common stock for every one share of issued and outstanding common stock. As at the date hereof, there are 1,068,100 shares of the Company’s common stock issued and outstanding.

All options, warrants, and convertible securities of the Company that are outstanding on the record date and entitle the holders thereof to exercise or convert for shares of the Company’s common stock will be proportionally adjusted to reflect the dividend.

The Company will announce record and payment dates in respect of the stock dividend in due course following the completion of requisite regulatory filings.

There will be no change in the Company’s ticker symbol as a consequence of the stock dividend.

President & Chief Executive Officer Joseph Moscato commented: “I am pleased that the Board of Directors of Generex have approved this shareholders’ dividend as a reward to our loyal shareholders for allowing us to reorganize the Company by approving all of our initiatives at our annual meeting last November, which enabled us to ignite our acquisition strategy. With the completion of our first closing of the Veneto company operating assets on October 3, and the projected second acquisition of the enterprise operating assets on November 1st, we will have transformed the Company into a fully integrated operating company that will generate significant revenues and profits, which are projected to grow exponentially as we expand the model to a national footprint. This stock dividend, together with the implementation of other Company initiatives, will hopefully position the Company to eventually seek an up-listing to the Nasdaq Capital Market. I look forward to distributing the 20 for one stock dividend in the near term providing a 20-times benefit back to our shareholders for their help in reaching our goal to build an integrated pharmaceutical company that delivers solutions in this new era of healthcare. Thank you to all of our Generex shareholders, management, board members, partners, and subsidiaries for all your support.”

Cautionary Note Regarding Forward-Looking Statements

This release and oral statements made from time to time by Generex representatives in respect of the same subject matter may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by introductory words such as "expects," "plan," "believes," "will," "achieve," "anticipate," "would," "should," "subject to" or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. Known risks and uncertainties include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act.

SOURCE Generex Biotechnology Corporation

Generex Contact:

Generex Biotechnology Corporation

Joseph Moscato

646-599-6222

Todd Falls

800-391-6755 Extension 222

investor@generex.com